EXHIBIT 10.4



                                    AGREEMENT











                                     BETWEEN







                                 DIAURAL L.L.C.







                                       AND







                                 EDGE AUDIO, LLC

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









                                    AGREEMENT


This Agreement is made and entered into this 5TH day of FEBRUARY, 2000 (herinafter "EFFECTIVE DATE") by and between DiAural L.L.C., a company organized and existing under the laws of the State of Utah, and having an office at 2752 South 1900 West, Ogden, Utah 84401, U.S.A. (hereinafter "LICENSOR"), and EDGE AUDIO, LLC, a LIMITED LIABILITY Company organized and existing under the laws of the State of Oregon, and having an office at 16018 SW Parker, Suite A, Lake Oswego, OR, 97035 (hereinafter "LICENSEE"), all of which are collectively referred to as the "Parties" and, individually, a "Party".

                                 R E C I T A L S

         WHEREAS, the LICENSOR has acquired certain rights, title and interest in and to certain inventions, technology, know-how and patent applications relating to loudspeaker interface (crossover) technology; and

         WHEREAS, the LICENSOR is in the process of acquiring patent rights to the aforesaid loudspeaker interface (crossover) technology and represents itself to be the owner of all right, title and interest in and to the loudspeaker interface (crossover) technology and to all pending patent applications, inventions, technology and know-how requisite for the manufacture, use, sale and assembly thereof; and

         WHEREAS, LICENSEE desires to manufacture, use, market, offer for sale and otherwise commercialize audio products that incorporate the loudspeaker interface (crossover) technology and associated technology; and

         WHEREAS, LICENSEE is also desirous of using in connection with his manufacturing, use, marketing, offering for sale and other commercialization of the loudspeaker interface (crossover) technology and associated technology


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certain  trademarks owned by LICENSOR and other trademarks  developed  hereafter which relate to the loudspeaker interface (crossover) technology; and

         WHEREAS, LICENSEE is desirous of acquiring from LICENSOR a nonexclusive license to manufacture, market, sell and offer for sale audio products incorporating the loudspeaker interface (crossover) technology, associated technology and know-how, as needed to manufacture, market and sell such audio products;

         WHEREAS, LICENSEE is desirous of acquiring from LICENSOR a nonexclusive license to use in connection with his manufacturing, use, marketing, offering for sale and other commercialization of the loudspeaker interface (crossover) technology and associated technology certain trademarks owned by LICENSOR and other trademarks developed hereafter which relate to the loudspeaker interface (crossover) technology; and

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LICENSEE and LICENSOR intending to be legally bound, agree as follows:

                               TERMS OF AGREEMENT



SECTION 1 - DEFINITIONS

         1.1 The term "CROSSOVER TECHNOLOGY" shall mean the technology disclosed in United States Patent applications Serial No. 09/121,753 filed on July 23, 1998, Serial No. 09/256,040 filed on February 23, 1999, and foreign patent applications processed under the Patent Cooperation Treaty including PCT/US98/20826 filed on October 2, 1998 and a PCT filing corresponding to U.S. Serial No. 09/256,040 filed on May 6, 1999, which are represented by LICENSOR to be owned and controlled by LICENSOR.



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         1.2  The  term  "LETTERS   PATENT"  shall  mean  United  States  Patent
applications Serial No. 09/121,753 filed on July 23, 1998, and Serial No. 09/256,040 filed on February 23, 1999, and foreign patent applications processed under the Patent Cooperation Treaty including PCT/US98/20826 filed on October 2, 1998 and a PCT filing corresponding to U.S. Serial No. 09/256,040 filed on May 6, 1999, which are represented to be owned by LICENSOR, as well as any corresponding United States or foreign Patent or Patents which issue therefrom, along with any corresponding United States or foreign applications or patents,
including  counterparts,   continuation-in-parts,   reissues,   re-examinations,
substitutes thereof and any other patents or patent applications relating to the CROSSOVER TECHNOLOGY or subsequent improvements thereto.

         1.3 The term "TECHNICAL INFORMATION" as used in this Agreement shall mean any technical or business information, any invention, equipment or apparatus, methods or processes, technology, know-how, trade secret, drawing, data, evaluation, specifications, quantity and inspection standards, sales literature, report, business plan, memorandum, market study, customer lists, training materials, computer programs or software, or any other documents which are in whole or in part, whether confidential or proprietary, which relates to the CROSSOVER TECHNOLOGY.

         1.4  The  term  "LICENSED  PRODUCTS"  means  all  products,  equipment, components, and devices relating to CROSSOVER TECHNOLOGY and TECHNICAL INFORMATION which are within the scope of at least one pending or issued claim of any of the LETTERS PATENTS, including any spare part or replacement part thereof or any other component or subsystem which is not itself a LICENSED PRODUCT, the sale of which part, component, or subsystem would, but for the


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license extended herein, be a contributory or other indirect infringement of the
LETTERS PATENT or trade secrets.

         1.5 The term "FINISHED PRODUCT" means a commercially marketable product that incorporates LICENSED PRODUCTS into a form factor known by LICENSEE as the final integration of LICENSED PRODUCTS and includes the final enclosure or cabinet in the case of audio speakers.

         1.6 The term "NET SALES PRICE" means the cumulative amounts (including the receipt of non-cash items valued at fair market value) derived by LICENSEE from the sale of a FINISHED PRODUCT in an arms-length transaction with an independent third party, whether for cash, credit or otherwise.

         1.7 The term "TERM OF THE AGREEMENT" means the duration between the Effective Date of this Agreement and, unless terminated earlier in accordance with other provisions of this Agreement, shall expire upon the date of the last to expire LETTERS PATENT including through the pendency of any filed patent applications as defined under LETTERS PATENT above.

         1.8 The term "TERRITORY" means any countries of the world in which patents have been applied for or issued from including the United States of America.

SECTION 2 - GRANT OF TECHNOLOGY LICENSE

         2.1 Subject to other terms and conditions set forth in this Agreement, the LICENSOR hereby grants to LICENSEE a personal, nontransferable (except if and as expressly provided below), nonexclusive right and license under the LETTERS PATENT, whether pending patent applications for CROSSOVER TECHNOLOGY or any Letter Patent that may issue therefrom, to manufacture, use, sell, offer for


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sale and commercialize  the LICENSED  PRODUCTS  throughout the TERRITORY for the
TERM OF THE AGREEMENT.

         2.2 The right and license granted to LICENSEE under this Agreement does not include the right, directly or indirectly by implication, estoppel or otherwise, to sub-license another. The sale, lease or other disposition by LICENSEE of a LICENSED PRODUCT will not convey, by implication, estoppel or otherwise, to the party to which the LICENSED PRODUCT is sold, leased or otherwise transferred, any license or right under the LICENSED PRODUCTS including LETTERS PATENTS and TECHNICAL INFORMATION.

         2.3 LICENSEE agrees that any written contract entered into by LICENSEE for the sale, lease or other disposition of LICENSED PRODUCTS shall include a statement in a form previously approved in writing by LICENSOR, such approval not to be unreasonably withheld, advising the purchaser of (i) the proprietary nature of the CROSSOVER TECHNOLOGY including identification of LETTERS PATENT and any patent pending designation, (ii) and an express acknowledgment that no right or license, by implication, estoppel or otherwise, in the LICENSED PRODUCT is granted to the purchaser.

SECTION 3 - RIGHT AND OBLIGATION TO USE TRADEMARKS

         3.1 The LICENSOR hereby grants to LICENSEE a nonexclusive right and obligation to use the trademarks "DIAURAL" including related icons or other trademarks and icons (hereinafter "TRADEMARKS") specified by LICENSOR for designating use of the CROSSOVER TECHNOLOGY by LICENSEE in LICENSED PRODUCTS. The form and substance of the use of TRADEMARKS to be previously approved in writing by LICENSOR, such approval not to be unreasonably withheld.




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SECTION 4 - REPRESENTATIONS, COVENANTS BY THE PARTIES AND TECHNICAL SUPPORT

         4.1 The LICENSOR and LICENSEE each represent and warrant to the other that they possess all the requisite power and authority to enter into this Agreement and to perform each and every term, provision, and obligation of this Agreement, and that neither the execution or delivery of this Agreement nor the performance of the terms of this Agreement will conflict with or result in the breach of any terms, provisions, or obligations of, or constitute a default under any other agreement or instrument under which such Party is obligated.

         4.2 The LICENSOR hereby warrants that it is the owner of the LETTERS PATENT and said TRADEMARKS and that it possesses the right to grant the nonexclusive license, as provided herein, to the LICENSED PRODUCTS.

         4.3 There are no other warranties of any kind, express or implied, including, without limitation, implied warranties of fitness for a particular purpose, merchantability or title, except for the warranties expressly set out in this Agreement. For example, LICENSOR does not warrant or represent: (i) that any LETTERS PATENT is valid or enforceable; (ii) that any LICENSED PRODUCT, or that the incorporation of an invention covered by a LETTERS PATENT into a LICENSED PRODUCT, or that the use of any invention or process covered by a LETTERS PATENT, will not infringe any patent or other property or proprietary right of any third party; or (iii) that LICENSOR will continue to prosecute any application constituting LETTERS PATENT, or maintain any patent constituting a LETTERS PATENT, or enforce any LETTERS PATENT against any third party.

         4.4 LICENSEE represents that it is technically proficient, able to evaluate the purchase value of the CROSSOVER TECHNOLOGY and TECHNICAL INFORMATION, and that LICENSEE is able to competently apply the use of CROSSOVER TECHNOLOGY in the development of LICENSED PRODUCTS.



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SECTION 5 - LICENSE FEE AND ROYALTIES

         5.1 LICENSEE agrees to pay LICENSOR during the term of this Agreement fees and royalties as set forth below.

         5.2      LICENSEE agrees to pay LICENSOR:

                  5.2.1 A yearly license fee (hereinafter "YEARLY LICENSE FEE") of fifty thousand U.S. Dollars ($50,000.00) initially due on the EFFECTIVE DATE of this Agreement, and at each annual anniversary of the EFFECTIVE DATE through the TERM OF THE AGREEMENT, which shall be nonrefundable, except:

                           5.2.1.1 At the sole  discretion of the  LICENSOR,  if
both (i) this Agreement is executed and the YEARLY LICENSE FEE is paid and received at least 60 days before manufacture of LICENSED PRODUCTS by LICENSOR and (ii) LICENSEE in the previous 12 months of business had a total gross revenue of:

                           5.2.1.1.1  Less  than or  equal to two  million  U.S.
Dollars ($2,000,000.00), then for that annual payment only of the YEARLY LICENSE FEE, LICENSEE may take a prepaid discount of forty-nine thousand U.S. Dollars ($49,000.00) against the YEARLY LICENSE FEE; or

                           5.2.1.1.2   More  than  two  million   U.S.   Dollars
($2,000,000.00) and less than or equal to four million U.S. Dollars ($4,000,000.00), then for that annual payment only of the YEARLY LICENSE FEE, LICENSEE may take a prepaid discount of forty-seven thousand U.S. Dollars ($47,000.00) against the YEARLY LICENSE FEE; or

                           5.2.1.1.3   More  than  four  million  U.S.   Dollars
($4,000,000.00) and less than or equal to six million U.S. Dollars ($6,000,000.00), then for that annual payment only of the YEARLY LICENSE FEE, LICENSEE may take a prepaid discount of forty-six thousand U.S. Dollars ($46,000.00) against the YEARLY LICENSE FEE; or



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                           5.2.1.1.4   More  than  six  million   U.S.   Dollars
($6,000,000.00)   and  less  than  or  equal  to  ten   million   U.S.   Dollars
($10,000,000.00), then for that annual payment only of the YEARLY LICENSE FEE, LICENSEE may take a prepaid discount of forty-four thousand U.S. Dollars ($44,000.00) against the YEARLY LICENSE FEE; or

                           5.2.1.1.5   More  than  ten  million   U.S.   Dollars
($10,000,000.00) and less than or equal to fifteen million U.S. Dollars ($15,000,000.00), then for that annual payment only of the YEARLY LICENSE FEE, LICENSEE may take a prepaid discount of forty-two thousand U.S. Dollars ($42,000.00) against the YEARLY LICENSE FEE; or

                           5.2.1.1.6  More than  fifteen  million  U.S.  Dollars
($15,000,000.00), then for that annual payment only of the YEARLY LICENSE FEE, LICENSEE may take a prepaid discount of forty thousand U.S. Dollars ($40,000.00) against the YEARLY LICENSE FEE.

                  5.2.2 A Royalty on each and every FINISHED PRODUCT integrating LICENSED PRODUCT that is manufactured, used, sold, or otherwise commercialized, said Royalty being either:

                           5.2.2.1 The greater of either (i) twenty-five percent
(25%) of the NET SALES PRICE of a FINISHED PRODUCT or (ii) two hundred U.S. Dollars ($200.00) for the first two (2) electroacoustic transducers within a FINISHED PRODUCT and an additional fifty U.S. Dollars ($50.00) for each additional electroacoustic transducer in the same FINISHED PRODUCT;

                           5.2.2.2 If  Royalty is paid at least  sixty (60) days
in advance of manufacture of FINISHED  PRODUCTS via purchase of special  prepaid


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royalty  stickers in  one-thousand  U.S. Dollar  ($1,000.00)  minimum lots, then
Royalty for each FINISHED PRODUCT (one single cabinet or enclosure) is:

                                    5.2.2.2.1  Two  and  one-half  U.S.  Dollars
($2.50) if the FINISHED PRODUCT does not exceed twenty-five (25) pounds in weight; or

                                    5.2.2.2.2  Ten U.S.  Cents  ($0.10) for each
and every pound if the FINISHED PRODUCT does exceed twenty-five (25) pounds in weight.

                           5.2.2.3  For  vehicular   applications   of  LICENSED
PRODUCTS, if Royalty is paid, at least sixty (60) days in advance of manufacture or integration of LICENSED PRODUCTS into the vehicle, via purchase of special prepaid royalty stickers, the Royalty for private cars, trucks, planes, boats, and RVs is one hundred-fifty U.S. Dollars ($150.00) for the first two (2) electroacoustic transducers in the vehicle and an additional twenty U.S. Dollars ($20.00) for each additional electroacoustic transducer in the same vehicle. Special prepaid royalty stickers shall be issued by LICENSOR with the serial number of the vehicle and LICENSEE shall visibly affix the special prepaid royalty stickers to the driver's/pilot's door jamb, or adjacent to the vehicle serial number, or another location determined and specified in writing at time of purchase of special prepaid royalty stickers.

         5.3 The Parties have agreed to the Royalty on LICENSED PRODUCTS as stated herein as a mutually acceptable, convenient and practical measure of an appropriate royalty for the use of the LICENSED PRODUCTS throughout the TERRITORY. In order to ensure that the NET SALES PRICE of FINISHED PRODUCTS sold by LICENSEE is readily ascertainable, LICENSEE agrees that all FINISHED PRODUCTS sold or otherwise disposed of by LICENSEE shall be separately invoiced for no less than fair market value.



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SECTION 6 - SAMPLES AND QUALITY CONTROL

         6.1 LICENSEE shall prior to initial sale of LICENSED PRODUCT, and at any time requested by LICENSOR provide, at no charge to LICENSOR, up to three
(3) pairs/sets of any product including FINISHED PRODUCTS (hereinafter "SAMPLES") requested by LICENSOR that incorporate LICENSED PRODUCTS. LICENSEE shall have the SAMPLES delivered to LICENSOR within thirty (30) days of the request, at no charge and freight prepaid. The SAMPLES thereafter become the sole property of LICENSOR.

         6.2 Before LICENSEE offers for sale or sells any of the LICENSED PRODUCTS, the Parties shall agree upon and reduce to writing quality standards for the LICENSED PRODUCTS to ensure a technically satisfactory exploitation of the LICENSED PRODUCTS and the CROSSOVER TECHNOLOGY embodied herein and to ensure that the LICENSED PRODUCTS made by LICENSEE conform to the quality standards that are expected by LICENSOR. LICENSEE agrees that all units of the LICENSED PRODUCTS and FINISHED PRODUCTS sold under this Agreement shall meet such quality standards. LICENSEE shall not commence the sale of the LICENSED PRODUCTS unless and until LICENSEE has first provided LICENSOR with SAMPLES for inspection.

SECTION 7 - PAYMENTS, RECORDS AND REPORTS

         7.1 The obligation of LICENSEE to pay the Royalty with respect to a LICENSED PRODUCT shall arise at the time the LICENSED PRODUCT is first sold, leased or otherwise disposed of by LICENSEE. A LICENSED PRODUCT shall be deemed to have been sold, leased or otherwise disposed of when it is first invoiced or shipped to a customer by LICENSEE, whichever comes first.



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         7.2 During the TERM OF THE AGREEMENT, within thirty (30) days after the end of each calendar quarter following the Effective Date of this Agreement, LICENSEE shall send to LICENSOR a written statement identifying the LICENSED PRODUCTS including FINISHED PRODUCTS for which royalties are payable for such period and showing the total number of such LICENSED PRODUCTS sold, leased or otherwise disposed of by LICENSEE during such period and the amount of Royalties due and payable thereon, including the calculations used by LICENSEE to determine the amount. The written statements furnished to LICENSOR by LICENSEE shall be maintained in confidence by LICENSOR.

         7.3 Concurrent with the written statement to be furnished to LICENSOR, LICENSEE shall pay to LICENSOR the full amount of Royalties shown thereon, the payment to also include any due and unpaid YEARLY LICENSE FEE. In the event of LICENSEE's failure to make any required payment on or before the required date, a supplemental royalty equal to five percent (5%) of the amount otherwise due, or the maximum amount permitted by law, whichever is less, shall be paid by LICENSEE for each month or portion thereof that the payment is late by more than five (5) days.

         7.4 The royalty report shall be certified by an authorized representative of LICENSEE and shall state the number of LICENSED PRODUCTS and FINISHED PRODUCTS sold, leased or otherwise disposed of. In the event a LICENSED PRODUCT is sold at varying NET SALES PRICES, then the report shall indicate the number of LICENSED PRODUCTS sold at each NETS SALES PRICE. Further, LICENSEE shall furnish whatever additional information LICENSOR may reasonably request from time to time to enable LICENSOR to verify the calculation of Royalties due pursuant to this Agreement.



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         7.5 All monies  payable  hereunder  shall be tendered in United  States
Dollars in such locations in the United States as LICENSOR may from time to time designate by written notice. All payments under this Agreement shall be made payable to LICENSOR and shall initially until further notice be delivered to the LICENSOR's address as specified above.

         7.6 It is expressly understood and agreed by the Parties hereto that all computations relating to determination of the amounts of Royalties due and payable pursuant to this Agreement shall be made in accordance with internationally recognized and generally accepted accounting principles as reflected in the practice of certified independent public accountants of international reputation.

         7.7 LICENSEE shall keep proper books of account regarding all sales and manufacturing of LICENSED PRODUCTS. Upon reasonable request by the LICENSOR, such books of account shall be made available at reasonable times and places provided by the LICENSOR (including the right to inspect, copy, and make abstracts therefrom) for the purpose of verifying the royalties due or paid, or for the purpose of determining compliance of other provisions of this Agreement.

SECTION 8 - PATENTS AND TRADEMARKS

         8.1 LICENSEE is not obligated to pay any costs, fees, and expenses incurred in obtaining patent protection or trademark protection in the United States related to the CROSSOVER TECHNOLOGY and TRADEMARKS or other related trademarks including related icons or other trademarks and icons specified by LICENSOR for designating use of the CROSSOVER TECHNOLOGY by LICENSEE in LICENSED PRODUCTS.

         8.2 LICENSOR shall have the sole right to direct the continuing prosecution of the LETTERS PATENT including pending patent applications directed


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to the CROSSOVER TECHNOLOGY and/or related TECHNICAL INFORMATION,  including any and all improvements thereto.

         8.3 During the TERM OF THE AGREEMENT, the LICENSEE shall disclose to LICENSOR any improvements or modifications relating to the LICENSED PRODUCTS which are developed by the LICENSEE or the LICENSEE's employees, contractors or agents. All improvements shall be the exclusive property of LICENSOR and shall be subject to the license granted in Agreement to LICENSEE. LICENSEE shall promptly assign to LICENSOR, in perpetuity and throughout the world, all rights in and to all improvements to CROSSOVER TECHNOLOGY and LICENSED PRODUCTS and LICENSOR shall have the sole and exclusive right, but not the obligation, to prepare, file and prosecute, in the name of LICENSOR and at LICENSOR's expense, application for patents in the United States and throughout the world for all such improvements. LICENSEE shall provide LICENSOR with all documents, information and assistance as may be required by LICENSOR in connection with such applications.

         8.4 If during the TERM OF THE AGREEMENT, LICENSEE shall file a patent application or be granted a patent, or be granted the right to grant others a license under any patent application or patent, anywhere in the world, with respect to derivatives of CROSSOVER TECHNOLOGY or any other aspect of LICENSOR's technology, LICENSEE agrees to, and hereby does, grant to LICENSOR an irrevocable, non-exclusive, royalty-free, worldwide license (with the right to sub-license only to a parent or subsidiary of LICENSOR) in perpetuity to make, have made, use, sell lease or otherwise dispose of, and import items, devices and products covered by any such patent or patent application, and practice any methods covered by any such patent or patent application.



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         8.5 LICENSE  agrees to mark  LICENSED  PRODUCTS,  or in the event their size or configuration makes such marking impractical, their containers or labels, as well as all literature describing the LICENSED PRODUCTS with the respective patent numbers of LETTERS PATENT and any corresponding "Patent Pending" designators for any pending patent applications.

         8.6 In all literature originated by LICENSEE that relates to CROSSOVER TECHNOLOGY, LICENSEE agrees to prominently print the legend "DiAural(TM)
Technology" or other descriptive legend as LICENSOR may from time to time designate. Except for advertising and marketing materials, said legend shall be in print no less distinct and in size than the accompanying text.

         8.7 On all LICENSED PRODUCTS and FINISHED PRODUCTS, LICENSEE agrees to prominently display legends, trademarks or other identifying icons denoting the use of CROSSOVER TECHNOLOGY and the identity of LICENSOR as mutually agreed upon by the Parties in view of LICENSEE's specific LICENSED PRODUCTS and FINISHED PRODUCTS.

SECTION 9 - CONFIDENTIAL DISCLOSURE

         9.1 LICENSEE recognizes that LICENSOR has related to LICENSEE certain technology, know-how and other trade secrets and knowledge ("CONFIDENTIAL INFORMATION") which may be proprietary to LICENSOR. LICENSEE agrees to take all reasonable steps to maintain the confidentiality of any CONFIDENTIAL INFORMATION provided to LICENSEE by LICENSOR in the furtherance of this Agreement and to protect all such CONFIDENTIAL INFORMATION with at least the same diligence, care and precaution that the LICENSEE uses to protect its own confidential and trade secret information, but in no event less than reasonable care. LICENSEE agrees


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to not disclose any  CONFIDENTIAL  INFORMATION to any person not a Party to this
Agreement without the express written consent of LICENSOR.

         9.2 The LICENSOR recognizes that LICENSEE also possesses like information that has great value to LICENSEE. The LICENSOR also agrees to take all reasonable steps and precautions necessary to maintain the propriety nature of such information.

         9.3   The   Parties'    obligations   with   respect   to   maintaining
confidentiality shall remain effective, notwithstanding the expiration or termination of this Agreement.

         9.4 With respect to any of LICENSOR'S CONFIDENTIAL INFORMATION disclosed by LICENSEE to a third party, the LICENSEE shall be directly liable to the LICENSOR for any damages incurred as a result of unauthorized use or disclosure of CONFIDENTIAL INFORMATION including, without limitation, damages in the form of attorney's fees and costs incurred by the LICENSOR in any action or proceeding against a third party seeking redress for such unauthorized use of CONFIDENTIAL INFORMATION.

         9.5 Except as otherwise provided for in this Agreement relating to the utilization of CROSSOVER TECHNOLOGY in LICENSED PRODUCTS, LICENSEE shall not attempt to reverse engineer or otherwise attempt to reconstruct or discover any underlying ideas relating to the CROSSOVER TECHNOLOGY.

SECTION 10 - INFRINGEMENT OF PATENT RIGHTS

         10.1 In the event that LICENSEE suspects or becomes aware of unauthorized or improper use or infringement of any LETTERS PATENTS, TECHNICAL INFORMATION or TRADEMARKS, LICENSEE shall immediately notify LICENSOR. LICENSOR may, at its option, elect to undertake and control the prosecution, defense or settlement of any legal action in connection with such alleged improper use or infringement, and LICENSEE shall have no right to initiate, prosecute, defend or


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

settle any claim, suit or action against or by any such third party without LICENSOR's prior written consent. LICENSOR shall have the first right to enforce the LETTERS PATENT and TECHNICAL INFORMATION bearing all costs, expenses, and attorneys' fees but also maintaining for itself all damages awarded in the litigation.

SECTION 11 - TERM AND TERMINATION

         11.1 The original term of Agreement shall commence upon the signing hereof and continue in full force and effect through the TERM OF THE AGREEMENT except as otherwise provided herein.

         11.2 LICENSOR shall have the right to terminate this Agreement during the TERM OF THE AGREEMENT if LICENSEE is in arrears for ninety (90) days after the due date of any payments including Royalties and YEARLY LICENSE FEES or if LICENSEE is declared bankrupt and a distribution to creditors is ordered.

         11.3 The LICENSOR shall also have the right to terminate this Agreement during the TERM OF THE AGREEMENT if LICENSEE generates less than ten-thousand U.S. Dollars ($10,000.00) in Royalties in any twelve (12) consecutive month period beginning with the twenty-fourth (24) month following the Effective Date of the Agreement and continuing thereafter through the TERM OF THE AGREEMENT.

         11.4.1 The LICENSOR shall also have the right to terminate this Agreement during the TERM OF THE AGREEMENT at LICENSOR'S sole discretion upon written notification to the LICENSEE at least ninety days (90) prior to the annual anniversary of the EFFECTIVE DATE of this Agreement, thereby stating LICENSOR'S intent not to renew LICENSEE'S licenses to LICENSOR'S CROSSOVER TECHNOLOGY.


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

         11.4.2 The LICENSEE shall have the right to terminate this Agreement during the TERM OF THE AGREEMENT at LICENSEE'S sole discretion upon written notification to the LICENSOR at least ninety days (90) prior to the annual anniversary of the EFFECTIVE DATE of this Agreement, thereby stating LICENSEE'S intent not to renew LICENSEE'S licenses to LICENSOR'S CROSSOVER TECHNOLOGY

         11.5 In the event that either Party has the right to terminate, termination shall first be noticed in writing to the other Party. Except for the right to terminate under section 11.4, both Parties recognize that before this Agreement can be terminated, a one-hundred twenty (120) day period in which the defaulting Party may cure after notice of termination is granted to each Party. If the defaulting Party's outstanding obligations or capabilities are corrected so as to meet the obligations under this Agreement, and this occurs within the one hundred twenty (120) day period, this Agreement shall not be terminated. However, if the defaulting Party is unable to cure during the one hundred twenty
(120) day period, this Agreement shall be terminated sixty (60) days after the conclusion of the one hundred twenty (120) day period.

SECTION 12 - INDEMNIFICATION

         12.1 LICENSEE hereby indemnifies, holds harmless and agrees to defend LICENSOR from and against all claims, damages, expenses (including, without limitation, attorney's fees and reasonable investigative and discovery costs), liabilities and judgments on account of injury to persons, loss of life, or damage to property occurring from LICENSEE's sale, marketing and commercialization of the LICENSED PRODUCTS; provided, LICENSEE does not indemnify LICENSOR against any injury, loss of life, or damage which is caused by the active or passive negligence of LICENSOR, their agents, servants or employees.


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

         12.2 The Parties' obligations with respect to indemnification herein shall remain effective, notwithstanding the expiration or termination of the Agreement, as to claims accruing prior to the expiration or termination of this Agreement.

SECTION 13 - INDEPENDENCE OF THE PARTIES

         13.1 This Agreement shall not constitute the designation of either Party as a representative or agent of the other or as a joint venture or partnership between the Parties, nor shall either Party by this Agreement have the right or opportunity to make any promise, guarantee, warranty or representation, or to assume, create or incur any liability or other obligation of any kind, express or implied, against or in the name of, or on behalf of, the other.

SECTION 14 - ASSIGNMENT

         14.1 LICENSEE shall not have the right to assign or otherwise transfer this Agreement, without the prior written consent of LICENSOR.

         14.2 LICENSOR shall have the right to assign their right to receive royalty and other payments to any third party, without the prior written consent of LICENSEE. Such assignments shall not be deemed effective until LICENSEE is given notice of such assignment in writing as provided herein.

SECTION 15 - NOTICE

         15.1 All notices, demands, and other communications under this Agreement shall be in writing and deemed to have been duly given and delivered one day after being sent by telefax, or five (5) days after posting by certified mail, return receipt requested, postage prepaid to the Parties at the above addresses.


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

         15.2 The Parties hereto may at any time give written notice of changes of address, and after such notices have been received, any notice of request shall thereafter be given to such Party at the changed address.

SECTION 16 - APPLICABLE LAW

         16.1 This Agreement is entered into pursuant to the laws of the State of Utah, and the validity and interpretation of this Agreement shall be governed by and in accordance with the laws of the State of Utah as such law shall from time to time be in effect, excluding the choice of law provisions of any other state or jurisdiction. The Parties agree that any action for relief based in whole or in part on this Agreement (or the breach thereof) or otherwise relating in whole or in part to this Agreement shall be filed in, and the Parties consent to personal jurisdiction and venue in, the Federal and State Courts closest to the above-identified place of business of LICENSOR in Ogden, Utah having subject matter jurisdiction over such action. In any such action between the Parties, the prevailing Party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses (including attorneys' fees) incurred in the proceeding.

SECTION 17 - ATTORNEYS' FEES

         17.1 In the event either Party brings or commences a legal proceeding to enforce any of the terms of this Agreement or it becomes necessary for any Party to employ the services of any attorney, either to enforce or to terminate this Agreement, each Party shall bear his own costs, expenses and attorneys' fees incurred thereby with respect to the resolution of such matter.



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

SECTION 18 - GENERAL PROVISIONS

         18.1 The Parties agree that this Agreement and the terms of this Agreement are to be strictly confidential, and neither Party shall disclose this Agreement or anything with respect to the terms of this Agreement to any third party except: (i) to legal counsel; (ii) auditors; (iii) to the extent, if any, required by law; (iv) in accordance with the terms of a protective or other order duly entered in a legal proceeding; or (v) with the prior written consent of the other Party.

         18.2 The Parties hereto have read this Agreement and agree to be bound by the terms herein. The Parties further agree that this Agreement shall constitute the complete and exclusive statement of the agreement between them and that this Agreement supersedes all proposals, written or oral, or any other communications, warranties, representations or agreements between the Parties relating to the LICENSED PRODUCTS.

         18.3 No agreement changing, modifying, amending, extending, superseding, discharging or terminating this Agreement or any provisions thereof shall be valid unless it is in writing and is dated and signed by a duly authorized representative of the Party or Parties to be charged.

         18.4 The provisions of this Agreement are severable in the event that any provisions of this Agreement shall be held to be invalid, illegal or unenforceable. The validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         18.5 Failure of any Party hereto to enforce any provision of this Agreement or rights with respect thereto or to exercise any election provided for herein, shall in no way be considered as a waiver of such right to enforce any other provisions or any other elections under this Agreement. Such failure of any Party hereto to enforce any provision of this Agreement or rights with respect thereto or to exercise any election provided for herein, shall in no way


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

be considered as a waiver to enforce the same provision of this Agreement or rights with respect thereto or to exercise the election provided for herein at any time in the future.

         18.6 All the provisions contained in this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Parties to the same extent as if each such successor and assign were named as party to this Agreement.

         18.7 The headings of the Sections contained herein are for convenience only and do not define, limit or construe the contents of such Sections.

         18.8 This Agreement shall be interpreted and construed only by the contents hereof, and there shall be no presumption or standard of construction in favor or against either Party.

         18.9 When required by context, the singular shall include the plural, and the neuter gender shall include a person, corporation, firm or association.

         18.10 There shall be no liability on either Party on account of any loss, damage or delay occasioned, or caused by strikes, riots, fires, insurrection or the elements, embargoes, failure of carriers, acts of God or of the public enemy, compliance with any law, regulation, or other governmental order, or any other causes beyond the control of either Party, whether or not similar to the foregoing.

         18.11 This Agreement may be executed in any number of original counterparts, each of which shall be deemed to be an original, all of which constitute one and the same agreement.





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         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



/s/  Ray L. Kimber                  FOR:  EDGE AUDIO, LLC
-------------------------------     --------------------------------------------

DIAURAL L.L.C.                      By:   /s/ Winthrop Jeanfreau
                                    --------------------------------------------
Ray L. Kimber, President            [handwritten] Winthrop Jeanfreau, President
                                    --------------------------------------------
         "LICENSOR"                          "LICENSEE"
















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